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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2006

PANTHEON CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52275	20-4665079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1315, Leighton Centre, 77 Leighton Road, Causeway Bay Hong Kong, China
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-85322720

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 20, 2006, the initial public offering (“IPO”) of 5,750,000 Units (“Units”), including 750,000 Units subject to the over-allotment option, of Pantheon China Acquisition Corp. (the “Company”) was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share (“Common Stock”), and two Warrants (“Warrant(s)”), each to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $34,500,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 2,083,334 warrants (“Insider Warrants”) at a price of $0.60 per Insider Warrant, generating total proceeds of $1,250,000. The Insider Warrants were purchased by Christina Jun Mu and Kevin Kezhong Wu, each an officer and director of the Company, Francisco A. Garcia and Hunter S. Reisner, each a special advisor of the Company, Easton Capital Corp. Defined Benefit Plan, an entity of which John H. Friedman, one of the Company’s special advisors, is trustee, and Pantheon China Acquisition Limited, an entity owned by Mark D. Chen, the Company’s chief executive officer and president. The Insider Warrants are identical to the Warrants included in the Units sold in the IPO except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a cashless basis so long as such Warrants are held by the purchasers or their affiliates. The purchasers of the Insider Warrants have agreed that the Insider Warrants will not be sold or transferred by it until after the Company has completed a business combination.

Audited financial statements as of December 20, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the Private Sale have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press release dated December 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTHEON CHINA ACQUISITION CORP.

Dated: December 21, 2006	By:	/s/ Mark D. Chen
Mark D. Chen
Chief Executive Officer